As filed with the Securities and Exchange Commission on January 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0772347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road #650-227 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Genprex, Inc. 2018 Equity Incentive Plan (As Amended and Restated Effective June 30, 2025)
(Full title of the plan)

Ryan M. Confer President, Chief Executive Officer, and Chief Financial Officer 3300 Bee Cave Road #650-227 Austin, TX 78746
(Name and address of agent for service)

(877) 774-4679
(Telephone number, including area code, of agent for service)

Copies to:

Kate Basmagian, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Genprex, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), which consists of 164,574 additional shares of Common Stock issuable under the Registrant’s 2018 Equity Incentive Plan (As Amended and Restated Effective June 30, 2025) (the “Amended 2018 Plan”). The number of shares of Common Stock available for grant and issuance under the Amended 2018 Plan is subject to an automatic annual increase on the first day of each fiscal year beginning in 2019 by an amount equal to the lesser of (i) 5% of the outstanding shares of Common Stock on such date or (ii) a lower amount determined by the Board of Directors (the “Evergreen Provision”). On January 1, 2026, the number of shares of Common Stock available for grant and issuance under the Amended 2018 Plan increased by 164,574 shares and this Registration Statement registers such additional shares of Common Stock, which were available for grant and issuance under the Amended 2018 Plan pursuant to the Evergreen Provision as of January 1, 2026.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 of the Registrant filed with the Commission on April 2, 2020 (Registration No. 333-237543), on August 16, 2022 (Registration No. 333-266896), on February 17, 2023 (Registration No. 333-269865), on April 17, 2024 (Registration No. 333-278758), on January 24, 2025 (Registration No. 333-284492) and November 14, 2025 (Registration No. 333-291548), including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced or changed hereby.  To the extent any such Registration Statements on Form S-8 were filed prior to the effectiveness of the Registrant’s reverse stock split(s) with shares stated therein on a pre-split basis, the shares of Common Stock registered by the foregoing Registration Statements on Form S-8 have been automatically adjusted to give effect to, in each case as appropriate, (i) the Registrant’s 1-for-50 reverse stock split of the issued and outstanding shares of Common Stock effective as of 12:01 Eastern Time on October 21, 2025 and (ii) the Registrant’s 1-for-40 reverse stock split of the issued and outstanding shares of Common Stock effective as of 12:01 Eastern Time on February 2, 2024.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on April 1, 2025;

●	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the Commission on May 12, 2025, August 14, 2025 and November 14, 2025, respectively;

●

The Registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2025; January 23, 2025; February 12, 2025; February 18, 2025; April 28, 2025; May 6, 2025; May 7, 2025; June 9, 2025; June 11, 2025, June 23, 2025, June 24, 2025, August 15, 2025, August 18, 2025, August 20, 2025, October 17, 2025, October 21, 2025, October 23, 2025, October 24, 2025, October 28, 2025, October 29, 2025, November 4, 2025 November 18, 2025, November 19, 2025, November 21, 2025, November 26, 2025, December 23, 2025, January 6, 2026, and January 7, 2026 (other than any portions thereof deemed furnished and not filed);

●	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 16, 2025; and

●

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 13, 2017, as updated by the Description of Registrant’s Securities set forth on Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on April 1, 2025, and any amendments thereto or reports filed for the purposes of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

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Item 8.	Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Registrant, dated April 3, 2018, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 10, 2018.

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, dated January 31, 2024, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 31, 2024.

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Genprex, Inc., dated October 16, 2025, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on October 17, 2025.

3.4	Amended and Restated Bylaws of the Registrant, dated April 3, 2018, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on April 10, 2018.

3.5	Amendment No. 1 adopted and approved by the Registrant’s Board of Directors on October 18, 2023, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 23, 2023.

3.6	Amendment No. 2 adopted and approved by Registrant’s Board of Directors on March 29, 2025, incorporated by reference to Exhibit 3.5 of the Registrant’s Annual Report on Form 10-K filed on April 1, 2025.

4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219386), as amended, originally filed on July 21, 2017).

5.1*	Opinion of Lowenstein Sandler LLP.

10.1	Genprex, Inc. 2018 Equity Incentive Plan (As Amended and Restated Effective June 30, 2025), incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on August 15, 2025.

10.2	Form of Notice of Stock Option Grant and Stock Option Agreement, incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024.

10.3	Form of Notice of Restricted Stock Award and Restricted Stock Agreement, incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024.

10.4	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement, incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024.

10.5	Form of Employee Stock Option Grant Notice and Option Agreement, incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024.

23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.

23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

107*	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 9, 2026.

GENPREX, INC. By: /s/ Ryan M. Confer Name: Ryan M. Confer Title: President, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan Confer as his true and lawful attorney-in-fact and agent with the full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all post-effective amendments, and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ryan M. Confer Ryan M. Confer	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	January 9, 2026

/s/ Brent M. Longnecker Brent M. Longnecker	Director	January 9, 2026

/s/ Jose Antonio Moreno Toscano Jose Antonio Moreno Toscano	Chairman of the Board	January 9, 2026

/s/ Will R. Wilson, Jr. Will R. Wilson, Jr.	Director	January 9, 2026

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